UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2012

INRAD OPTICS, INC.

(Exact name of registrant as specified in its charter)

New Jersey	000-11668	22-2003247
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

181 Legrand Avenue, Northvale, NJ		07647
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 201-767-1910

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.07 Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Shareholders of Inrad Optics, Inc. held on June 13, 2012, shareholders representing 6,576,042 shares or 55.4% of the 11,873,624 shares of common stock outstanding on the record date of April 18, 2012 were present in person or by proxy, constituting a quorum for the purposes of the Annual Meeting.  Matters voted upon at the Annual Meeting were as follows:

Proposal One: The election of two (2) Class 2 directors to the Board of Directors to hold office for three (3) years and until their respective successors have been elected.

All of the Board’s nominees were elected. Voting for Proposal One was as follows:

	Authority
Class I Directors — Term Expires in 2015	For	Withheld	Broker non-vote

Luke P. LaValle, Jr.	6,021,143	200,400	354,499
Joseph J. Rutherford	6,089,943	131,600	354,499

Proposal Two:  Ratification of Holtz Rubenstein Reminick, LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ended December 31, 2012.

Holtz Rubenstein Reminick, LLP was ratified as the Company’s Independent Registered Public Accounting Firm. Voting for Proposal Two was as follows:

	For	Against	Abstain

Proposal Two	6,575,942	100	0

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INRAD OPTICS, INC.

Date: June 18, 2012	By:	/s/ William J. Foote
William J. Foote
Chief Financial Officer, Secretary and Treasurer

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